FOR IMMEDIATE RELEASE


CONTACT:  Steven F. Groth, Chief Financial Officer
          (212) 599-8000


           FINANCIAL FEDERAL CORPORATION ANNOUNCES
               KPMG LLP AS INDEPENDENT AUDITOR
               -------------------------------

NEW YORK, NY: June 6, 2002 - Financial Federal Corporation ("FIF" - NYSE), a nationwide, independent financial services company specializing in equipment financing and leasing services for middle market businesses, announced today that its Board of Directors, upon the recommendation of the Audit Committee, has retained KPMG LLP as the Company's independent auditor for its fiscal year ending July 31, 2002. KPMG LLP will replace Arthur Andersen LLP effective June 6, 2002.


Financial Federal Corporation specializes in financing industrial and commercial equipment through installment sales and leasing programs for manufacturers, dealers and end users nationwide. For additional information, please visit the Company's website at www.financialfederal.com.


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